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As filed with the Securities and Exchange Commission on July 6, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State of incorporation)	(I.R.S. Employer Identification No.)

3031 Research Drive
Richmond, California 94806
(510) 222-9700
(Address and telephone number of Principal Executive Offices)

1996 Equity Incentive Plan
1996 Non-Employee Directors'
Stock Option Plan
(Full title of the plan)

Hollings C. Renton
Chairman of the Board and Chief Executive Officer
ONYX Pharmaceuticals, Inc.
3031 Research Drive
Richmond, California 94806
(510) 222-9700
(Name, address, and telephone number of agent for service)

Copies to:
 Robert L. Jones, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee

Stock options and common stock (par value $.001)	975,000	$11.17	$10,890,750	$2,722.69

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 3, 2001.

Title of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares issuable pursuant to unissued stock options pursuant to 1996 Equity Incentive Plan	900,000	11.085	$9,976,500

Shares issuable pursuant to unissued stock options pursuant to 1996 Non-Employee Directors' Stock Option Plan	75,000	11.085	$831,375

Part II

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Onyx Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

  a)
  Registrant's Registration Statement on Form S-8 filed on May 30, 1996, under the Securities Act of 1933, as amended (file No. 333-04839);

  b)
  Registrant's Registration Statement on Form S-8 filed on August 29, 1997, under the Securities Act of 1933, as amended (file No. 333-34681);

  c)
  Registrant's Registration Statement on Form S-8 filed on August 6, 1998, under the Securities Act of 1933, as amended (file No. 333-60805);

  d)
  Registrant's Registration Statement on Form S-8 filed on July 30, 1999, under the Securities Act of 1933, as amended (file No. 333-84113);

  e)
  Registrant's Registration Statement on Form S-8 filed on October 18, 2000, under the Securities Act of 1933, as amended (file No. 333-48146).

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

II–1

Exhibits

Exhibit Number
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature pages.
99.1*	1996 Equity Incentive Plan.
99.2*	1996 Non-Employee Directors' Stock Option Plan.

*
Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-3176-LA) and incorporated by reference herein.

II–2

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on the 3 day of July, 2001.

ONYX PHARMACEUTICALS, INC.
By:	/s/ HOLLINGS C. RENTON Hollings C. Renton Chairman of the Board and Chief Executive Officer

II–3

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hollings C. Renton and Marilyn E. Wortzman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HOLLINGS C. RENTON Hollings C. Renton	Chairman of the Board and Chief Executive Officer (Principal Executive and Financial Officer)	July 3, 2001
/s/ MARILYN E. WORTZMAN Marilyn E. Wortzman	Controller (Principal Accounting Officer)	July 3, 2001
/s/ WOLF-DIETER BUSSE Wolf-Dieter Busse	Director	July 3, 2001
/s/ PAUL GODDARD Paul Goddard	Director	July 3, 2001
/s/ MAGNUS LUNDBERG Magnus Lundberg	Director	July 3, 2001
George A. Scangos	Director
/s/ NICOLE VITULLO Nicole Vitullo	Director	July 3, 2001
/s/ WENDELL WIERENGA Wendell Wierenga	Director	July 3, 2001

II–4

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature pages.
99.1*	1996 Equity Incentive Plan.
99.2*	1996 Non-Employee Directors' Stock Option Plan.

*
Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-3176-LA) and incorporated by reference herein.

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Part II
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX